UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

Wilshire Bancorp, Inc.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-50923 (Commission File Number)	20-0711133 (IRS Employer Identification No.)

3200 Wilshire Boulevard,

Los Angeles, California 90010

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (213) 387-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On October 9, 2013, Wilshire Bank, the wholly-owned subsidiary of Wilshire Bancorp, Inc. (the “Company”), received notice from the California Department of Business Oversight (the “DBO”) that effective September 30, 2013 the DBO approved Wilshire Bank’s proposal to merge with Saehan Bank, the wholly-owned subsidiary bank of Saehan Bancorp (“Saehan”), with Wilshire Bank surviving the merger (the “Bank Merger”).  The Bank Merger is to be consummated immediately after the merger of Saehan with and into WS Merger Acquisition Corp., a wholly-owned subsidiary of the Company (“Newco”), with Newco surviving the merger (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization between the Company, Newco and Saehan, dated as of July 15, 2013 (the “Merger Agreement”).  As the Company previously received the necessary regulatory approvals for the Merger and the Bank Merger from each of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation on September 26, 2013 and September 25, 2013, respectively, all bank regulatory approvals required in connection with the Merger and the Bank Merger have now been obtained.

Completion of the Merger remains subject to approval by shareholders of Saehan of the Merger Agreement, as well as to other customary closing conditions.

On October 15, 2013, the Company issued a press release announcing the receipt of all necessary bank regulatory approvals for the Transaction, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Wilshire Bancorp, Inc., dated October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013	WILSHIRE BANCORP, INC.

	By:	/s/ Alex Ko
		Name:	Alex Ko
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Wilshire Bancorp, Inc., dated October 15, 2013